================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                DANA CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

          DANA CORPORATION LOGO
                                DANA CORPORATION
                                 P.O. BOX 1000
                               TOLEDO, OHIO 43697

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 1, 1998

     The Annual Meeting of Stockholders of Dana Corporation ("Dana" or the "Company"), a Virginia corporation, will be held at Riverfront Plaza, East Tower (20th Floor), 951 East Byrd Street, Richmond, Virginia on April 1, 1998, at 10 o'clock A.M. (EST), for the following purposes:

     1. To elect a Board of Directors consisting of ten members.

     2. To approve the Dana Corporation 1998 Directors' Stock Option Plan that is described in the attached Proxy Statement.

     3. To ratify the selection of Price Waterhouse LLP as accountants for 1998.

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment.

     The Company's Board of Directors has fixed February 13, 1998 as the record date for the Annual Meeting. Holders of record of the Company's Common Stock at the close of business on that date are entitled to receive notice of and to vote at the Annual Meeting or any adjournment. The stock transfer books will not be closed.

     Copies of Dana's Annual Report for the fiscal year ended December 31, 1997, either accompany this Notice of Meeting and Proxy Statement or have been mailed previously to the Company's stockholders.

                                          By Order of the Board of Directors,

                                          Martin J. Strobel
                                          Secretary

February 27, 1998

                            ------------------------

     PLEASE VOTE BY TELEPHONE, OR SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED. YOUR PROMPT RESPONSE WILL ASSURE A QUORUM AT THE ANNUAL MEETING AND SAVE DANA THE EXPENSE OF FURTHER SOLICITATION OF PROXIES.

                                DANA CORPORATION
                                 P.O. BOX 1000
                               TOLEDO, OHIO 43697

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 1, 1998

                            ------------------------

     This Proxy Statement is furnished by the Board of Directors (the "Board") of Dana Corporation ("Dana" or the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on April 1, 1998, and at any and all adjournments.

     Holders of record of Dana's Common Stock, $1 par value ("Common Stock") at the close of business on February 13, 1998, are entitled to receive notice of and to vote at the Annual Meeting or any adjournment. There were 105,445,427 shares of Common Stock outstanding on that date.

     Each stockholder is entitled to one vote per share held on all matters to be voted on. Any stockholder who executes and delivers a proxy may revoke it by giving written notice to the Company's Secretary at any time prior to its use or by voting in person at the Annual Meeting. Any stockholder who votes by phone may revoke his vote by phone.

     This Proxy Statement and the enclosed proxy were first sent to stockholders on February 27, 1998.

                        ITEM 1 -- ELECTION OF DIRECTORS

     A Board of Directors consisting of ten members will be elected at the Annual Meeting, to hold office until the next Annual Meeting of Stockholders or until their successors are elected. The Board recommends the following nominees, each of whom is now a director of Dana.

     The following information was furnished to the Company by the nominees.

             NOMINEE                PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE IN PAST 5 YEARS
             -------                ------------------------------------------------------------
Benjamin F. Bailar                  Dean and Professor of Administration Emeritus, Jesse H.
  Age 63                            Jones Graduate School of Administration, Rice University,
                                    1987-1997. Director of Dana since 1980. Also a director of
                                    Smith International, Inc., U.S. Can Corporation, and Trico
                                    Marine Services, Inc.

Edmund M. Carpenter                 Senior Managing Director of Clayton, Dubilier & Rice (a
  Age 56                            private equity firm specializing in management buyouts)
                                    since January 1997. Former Chairman and Chief Executive
                                    Officer of General Signal Corporation (a manufacturer of
                                    capital equipment and instruments for the process control, electrical, semi-conductor, and telecommunications
                                    industries) from 1988-1995. Director of Dana since 1991.
                                    Also a director of Campbell Soup Company and Texaco, Inc.

Eric Clark                          Former Director of BICC plc (a United Kingdom company
  Age 63                            serving the international market for infrastructure
                                    development) from 1985-1996, and Chairman of BICC Cables
                                    Limited 1986-1996. Director of Dana since 1994, and a member of the Dana Europe Advisory Board since 1991. Also a
                                    director of United Utilities plc and the Merseyside
                                    Development Corporation.

             NOMINEE                PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE IN PAST 5 YEARS
             -------                ------------------------------------------------------------
Glen H. Hiner                       Chairman and Chief Executive Officer of Owens Corning (a
  Age 63                            manufacturer of advanced glass and composite materials)
                                    since 1992. Director of Dana since 1993. Also a director of
                                    Prudential Insurance Company of America.

Joseph M. Magliochetti              President of Dana since January 1996, Chief Operating
  Age 55                            Officer since December 1997 and a director since December
                                    1996. President, Automotive-North America, 1990-1992, and
                                    President, Dana North American Operations, 1992-1995, having served the Company in various capacities since 1966. Also a director of AMP Incorporated, Spicer S.A. (Mexico), and
                                    Metalcon C.A. (Venezuela).

Marilyn R. Marks                    Chairman and Chief Executive Officer of Dorsey Trailers,
  Age 45                            Inc. (a manufacturer of truck trailers) since 1987. Director of Dana since 1994. Also a director of the Eastman Chemical
                                    Company.

Southwood J. Morcott                Chairman of the Board of Dana since 1990 and a director
  Age 59                            since 1985. Chief Executive Officer of Dana since 1989,
                                    Chief Operating Officer from 1986 to December 1997, and
                                    President from 1986-1995, having served the Company in
                                    various capacities since 1963. Chairman of the Board of
                                    Hayes-Dana Inc., Dana's wholly-owned Canadian subsidiary,
                                    1987-1995. Also a director of CSX Corporation, Johnson
                                    Controls, Inc., and Phelps Dodge Corporation.

Richard B. Priory                   Chairman and Chief Executive Officer of Duke Energy
  Age 51                            Corporation (a supplier of energy and related services)
                                    since June 1997. President and Chief Operating Officer of
                                    Duke Power Company, 1994-1997. Director of Dana since
                                    October 1996. Also a director of the J. A. Jones Applied
                                    Research Company, Duke Fluor Daniel Company, and NationsBank
                                    Corporation.

John D. Stevenson                   Counsel to the law firm of Smith, Lyons, Torrance, Stevenson
  Age 68                            & Mayer since 1996, and a partner in that firm from
                                    1962-1995. Director of Dana since 1993 and of Hayes-Dana
                                    Inc. from 1963-1995. Member of the Dana Canada Advisory
                                    Committee since July 1995. Also a Director of Canada Trust
                                    Company and George Weston Limited.

Theodore B. Sumner, Jr.             Former Chairman of Madison Financial Group (a financial
  Age 69                            consulting firm) from 1990-July 1997. Retired as Chairman of the Board of First Union National Bank of Charlotte, North
                                    Carolina and as Vice Chairman of First Union Corporation for
                                    more than five years prior to 1990. Director of Dana since
                                    1984.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE FOREGOING DIRECTOR-NOMINEES. Under Virginia law, directors are elected by a plurality of the votes cast by shares entitled to vote in the election at the Annual Meeting, assuming a quorum of at least a majority of the number of shares of Common Stock outstanding is present. In determining a quorum, shares that are voted on any matter presented for vote will be counted. In determining the number of votes cast FOR any director-nominee, votes that are withheld will not be counted. Under New York Stock Exchange rules, the election of directors is a "routine" item and brokers may vote the shares they hold on behalf of the beneficial owners with respect to this item without instructions from the beneficial owners. Therefore, there will be no "broker nonvotes" on this item.

                          THE BOARD AND ITS COMMITTEES

                                 BOARD MEETINGS

     The Board held 6 meetings in 1997. All incumbent directors attended at least 75% of the combined number of meetings of the Board and the Committees on which they served in 1997.

                                   COMMITTEES

     The ADVISORY COMMITTEE advises the Chairman and the Board on the selection and compensation of directors; on matters relating to Board and Committee structure, meetings, agenda, and schedules; and with respect to the selection and retention of elected officers and management succession planning. The Committee also functions as the Board's nominating committee for directors and will consider written proposals for nominations from stockholders in accordance with the procedures set out in Article III, Section 3.3 of Dana's By-Laws and submitted to the Company's Secretary not less than 90 days before the Annual Meeting at which the nominee is to be proposed for election. The current members of the Committee are Messrs. Bailar (Chairman), Stevenson, and Sumner. The Committee met four times in 1997.

     The AUDIT COMMITTEE maintains contact with Dana's independent auditors to assure that appropriate audit programs and procedures are maintained and that the independent auditors discharge their responsibilities appropriately. The Committee also reviews internal auditing and controls, and makes recommendations to the Board regarding the selection and retention of the independent auditors. No member of the Audit Committee may be an employee of Dana. The current members of the Committee are Messrs. Hiner (Chairman), Bailar, Clark, and Priory, and Ms. Marks. The Committee met two times in 1997.

     The COMPENSATION COMMITTEE recommends compensation programs for Dana's executive officers and reviews the Company's compensation plans for other management personnel. The Committee approves salaries for the executive officers and determines or reviews cash and non-cash compensation awarded or granted under Dana's Additional Compensation Plan, 1997 Stock Option Plan and Restricted Stock Plan. No member of the Compensation Committee may be an employee of Dana. The current members of the Committee are Messrs. Sumner (Chairman), Bailar, Carpenter, Clark, and Hiner. The Committee met three times in 1997.

     The FINANCE COMMITTEE reviews Dana's long-range worldwide needs for capital and the Company's financial condition, and approves courses of action to assure Dana's continued liquidity. The Committee also reviews acquisitions and other major corporate expenditures and Dana's fixed capital and working capital positions. The current members of the Committee are Messrs. Morcott (Chairman), Bailar, Carpenter, Clark, Hiner, Magliochetti, Priory, Stevenson, and Sumner, and Ms. Marks. The Committee met five times in 1997.

     The FUNDS COMMITTEE reviews the allocation of assets and the performance of the investment managers for the Company's pension and other employee benefit funds to assure compliance with applicable funds management rules and regulations. The current members of the Committee are Messrs. Carpenter (Chairman), Magliochetti, Morcott, Priory, and Stevenson, and Ms. Marks. The Committee met twice in 1997.

                                  COMPENSATION

     Non-employee directors are paid the following fees for their services, in addition to reimbursement for expenses incurred: a $20,000 annual stipend for service on the Board, a $2,500 annual stipend for service on each Committee ($5,000 for Committee Chairmen), a fee of $1,000 for each Board or Committee meeting attended, and a fee of $1,000 per half day for any special services performed at the request of the Chairman of the Board. Management believes that the shareholders benefit if the directors are fully informed about the activities of the Corporation. Consequently, directors are encouraged to attend all Committee meetings (whether or not they are a member of the Committee in question) and they are paid a fee for all Committee meetings attended. Mr. Stevenson also received a total of $1,445 in fees for service on the Dana Canada Advisory Committee. Mr. Clark also received $15,000 in fees for service on the Dana Europe Advisory Board.

     Non-employee directors may elect to defer payment of the foregoing fees under the Company's Director Deferred Fee Plan (other than Mr. Stevenson's fees for service on the Dana Canada Advisory Committee, or Mr. Clark's fees for service on the Dana Europe Advisory Board). Deferred fees may be credited to a Stock Account or an Interest Equivalent Account or both. Units are credited to a Stock Account based upon the amount of fees deferred and the market price of Dana's Common Stock. Whenever cash dividends are paid on Dana's Common Stock, each Stock Account is credited with additional units equal to the number of shares that could have been purchased if a cash dividend had been paid on the number of Units currently in the Account. For those directors who have elected to participate in this Plan and to defer payment into a Stock Account, the number of Units in the director's Stock Account as of December 31, 1997 is shown in the table that appears under the caption, "Stock Ownership." The value of the Stock Account Units at the time of distribution will be based on the market value of the Common Stock at that time. Interest Equivalent Accounts accrue interest quarterly at the rate for prime commercial loans. Distribution of the deferred fees, whether held in a Stock Account or an Interest Equivalent Account, is made in cash, Dana stock or a combination of cash and stock at the time the director retires, dies or terminates service with Dana. Directors may, during the 5-year period following retirement or termination of service as a director, elect to convert all or any percentage (or dollar amount) of the Units credited to their Stock Account into an equivalent dollar balance in their Interest Equivalent Account. Benefits payable under this Plan are protected in the event of a merger, consolidation, change in control or sale of substantially all of the assets of Dana. In addition, following termination of the Directors Retirement Plan (as described in the next paragraph), each director is entitled to receive, beginning in 1997, a credit of 300 Stock Units under the Director Deferred Fee Plan.

     Until 1997, all non-employee directors participated in the Company's Directors Retirement Plan. This Plan provided for the payment of retirement benefits to non-employee directors who retired from service with Dana after age 65 or who retired due to illness or disability, and to the spouses of eligible directors who died while serving on the Board. The monthly benefit paid under this Plan was equal to 1/12 of one-half of the annual average of the fees payable to the director during his or her last 3 full calendar years of Board service. Effective December 31, 1996, the Dana Board voted to eliminate the Company's Directors Retirement Plan for all current and future directors. Directors who retired under the Plan prior to December 31, 1996 are entitled to receive distributions of benefits previously earned under the Plan.

     All non-employee directors also participate in the Company's stockholder-approved Directors' Stock Option Plan. This Plan provides for the automatic grant of options for 3,000 shares of Common Stock to each non-employee director annually on the date of the Board's organizational meeting which is held after the Annual Meeting of Stockholders. Options are priced at the fair market value of the Common Stock on the date of grant and have a term of 10 years, except in the case of the director's earlier death or retirement, when they become exercisable within specified periods following the date of such event. The Board is recommending that the stockholders approve a 1998 Directors' Stock Option Plan that would replace the existing Directors' Stock Option Plan at the Annual Meeting. Information about this 1998 Plan is set out later in this Proxy Statement.

                              CORPORATE GOVERNANCE

     The Advisory Committee has utilized a formal system of evaluation of each director in its process of nomination of the slate of nominees submitted to the stockholders for a vote at the Annual Meeting of Stockholders. In 1997, the Committee introduced an evaluation process which provided feedback to the individual directors and to the Board as a whole with respect to the strengths of the Board and areas identified for possible improvement.

                                STOCK OWNERSHIP

                               DANA COMMON STOCK

     The following table presents the beneficial ownership of the only persons known by the Company to beneficially own more than 5% of its Common Stock, based upon a statement on Schedule 13G filed by each such person with the Securities and Exchange Commission. The Capital Group Companies, Inc., and its operating subsidiary, Capital Research and Management Company, reported jointly that Capital Research and Management Company was the owner of 8,411,100 of the Company's shares, with sole dispositive power and no voting power for such shares. Scudder Kemper Investments, Inc. reported sole voting power with respect to 1,203,550 shares, and sole dispositive power with respect to 5,587,338 shares.

           NAME AND ADDRESS OF                    SHARES         PERCENT
             BENEFICIAL OWNER               BENEFICIALLY OWNED   OF CLASS
           -------------------              ------------------   --------
The Capital Group Companies, Inc.               8,411,100           8.0%
333 South Hope Street
Los Angeles, CA 90071

Scudder Kemper Investments, Inc.                5,619,412           5.4%
345 Park Avenue
New York, NY 10154

     The following table shows shares of Dana Common Stock and Units with a value tied to the Common Stock that were beneficially owned on December 31, 1997, by the Company's director-nominees, the executive officers named in the Summary Compensation Table, and all director-nominees and executive officers as a group. At that date, the group owned approximately 2%, and each person owned less than 1%, of the outstanding Common Stock. All reported shares were owned directly except as follows: Mr. Bailar indirectly owned 2,100 shares that were held in a retirement plan account and 900 shares that were held in a trust for which he and his spouse were co-trustees; Mr. Hirsch indirectly owned 10,200 shares that were held by his spouse; Ms. Marks indirectly owned 4,000 shares that were held in trusts for which she was a trustee; Mr. Morcott indirectly owned 2,399 shares that were held by his spouse; and Mr. Strobel indirectly owned 300 shares that were held by his daughter.

                                            STOCK OWNERSHIP,
                                          INCLUDING RESTRICTED       UNITS REPRESENTING
                                         STOCK AND EXERCISABLE            DEFERRED
           BENEFICIAL OWNER                    OPTIONS(1)             COMPENSATION(2)
           ----------------              ---------------------       ------------------
Benjamin F. Bailar                             15,000 shares             4,310 Units
Edmund M. Carpenter                            12,521 shares             7,662 Units
Eric Clark                                     12,000 shares             1,383 Units
Glen H. Hiner                                  10,000 shares             8,398 Units
Carl H. Hirsch                                241,488 shares            28,426 Units
Joseph M. Magliochetti                        210,994 shares             2,744 Units
Marilyn R. Marks                               12,500 shares             2,953 Units
Southwood J. Morcott                          516,916 shares            61,928 Units
Richard B. Priory                                   0 shares             1,247 Units
Edward J. Shultz                              137,095 shares            21,276 Units
John D. Stevenson                              12,012 shares             2,308 Units
Martin J. Strobel                              96,965 shares            25,216 Units
Theodore B. Sumner, Jr.                        13,000 shares            40,469 Units
Director-Nominees and Executive
  Officers as a Group (37 persons)          2,539,727 shares(3)        319,065 Units

---------------

(1) The shares reported for the named executive officers (Messrs. Hirsch, Magliochetti, Morcott, Shultz, and Strobel) include restricted stock which the officers were entitled to vote under the Company's 1989 Restricted Stock Plan and shares subject to options exercisable within 60 days. Details of the officers' restricted stock ownership appear at Note 4 to the Summary Compensation Table. Shares subject to options exercisable within 60 days include: Mr. Hirsch, 194,000 shares; Mr. Magliochetti, 145,750 shares;

    Mr. Morcott, 392,750 shares; Mr. Shultz, 103,400 shares; Mr. Strobel, 65,000 shares; the director-nominees and executive officers as a group, 1,618,325 shares.

(2) The Units reported for the non-employee directors represent fees deferred to the director's Stock Account under the Company's Director Deferred Fee Plan ("Deferred Fee Plan"), which is described under the caption "The Board and Its Committees". The Units reported for these directors also include credits to their Stock Accounts under the Deferred Fee Plan that were made in 1997 in conjunction with the termination of the Company's Directors Retirement Plan. As part of the termination of the Directors Retirement Plan, each non-employee director (other than Mr. Priory, who had only recently joined the Board) was credited with Stock Units under the Deferred Fee Plan equivalent to his accrued benefit earned under the terminated Directors Retirement Plan. In addition, commencing in 1997, each non-employee director is entitled to receive an annual credit of 300 deferred Stock Units under the Deferred Fee Plan, in lieu of future accruals under the Directors Retirement Plan. The Units reported for the executive officers (Messrs. Hirsch, Magliochetti, Morcott, Shultz, and Strobel) represent annual bonuses earned under the Company's Additional Compensation Plan and deferred to the officer's Stock Account. Under this Plan, the Compensation Committee may defer payment of all or a portion of a participant's bonus and credit the deferred amounts to a Stock Account, an Interest Equivalent Account, or both. Units accrue in a Stock Account based on the amount of the deferred bonus and the market price of Dana's Common Stock. Whenever cash dividends are paid on Dana's Common Stock, each Stock Account is credited with additional Units equal to the number of shares that could have been purchased if a cash dividend had been paid on the number of Units currently in the Account. Under the Plan, a participant may, during the 5-year period following retirement or termination of service, elect to convert all or any percentage (or dollar amount) of the Units credited to his Stock Account into an equivalent dollar balance in the Interest Equivalent Account. For both the non-employee directors and the executive officers, the value of the Units at the time of distribution will be based on the market value of the Corporation's Common Stock at that time. The deferred amounts can be paid in cash, Dana Common Stock, or a combination of cash and stock at the time the director or executive officer retires, dies or terminates service.

(3) The shares reported include 579 shares owned by an executive officer in Dana-Albarus, S.A. Industrial E Comerico, an 81.71% Dana owned subsidiary.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table contains information about the compensation from Dana and its subsidiaries paid or awarded to, or earned by, the Company's Chief Executive Officer and the four other highest compensated persons who were serving as executive officers of the Company at the end of 1997.

                                                                                     LONG-TERM
                                                                                COMPENSATION AWARDS
                                               ANNUAL COMPENSATION            -----------------------
                                       ------------------------------------   RESTRICTED   SECURITIES
                                                               OTHER ANNUAL     STOCK      UNDERLYING    ALL OTHER
                                        SALARY      BONUS      COMPENSATION     AWARDS      OPTIONS/    COMPENSATION
 NAME AND PRINCIPAL POSITION    YEAR    ($)(1)      ($)(2)        ($)(3)        ($)(4)     SARS(#)(5)      ($)(6)
 ---------------------------    ----    ------      ------     ------------   ----------   ----------   ------------
Southwood J. Morcott            1997   $995,000   $1,204,000     $120,449      $  0         150,000        $4,295
  Chief Executive Officer       1996    945,000      963,900       87,947         0         125,000         3,915
                                1995    911,548    1,638,000       81,850         0         125,000         3,388
Joseph M. Magliochetti          1997    520,000      572,000       58,159         0          70,000         2,593
  President and Chief           1996    450,000      459,000       64,309      145,125       60,000         2,430
  Operating Officer             1995    424,081      700,000       51,084         0          45,000         2,407
Carl H. Hirsch                  1997    460,000      581,900       84,384         0          34,000         4,155
  Executive Vice President      1996    440,000      448,800       68,850         0          34,000         3,915
  and President -- Dana         1995    420,000      672,000       77,704         0          34,000         3,388
  International (7)
Martin J. Strobel               1997    390,000      493,400       60,854         0          26,000         4,155
  Vice President, General       1996    375,000      382,500       61,456         0          26,000         3,915
  Counsel and Secretary         1995    360,000      540,000       50,708         0          26,000         3,388
Edward J. Shultz                1997    365,000      401,500           --         0          36,000         4,155
  President and Chief           1996    350,000      428,400           --         0          26,000         3,915
  Executive Officer -- Dana     1995    335,000      503,000           --         0          26,000         3,388
  Credit Corporation

---------------

(1) For Mr. Morcott, the amounts reported include, in addition to base salary paid by Dana, the following compensation for services as Chairman of the Board of Hayes-Dana Inc. for the period before it became a wholly-owned subsidiary of Dana: $11,548 in 1995. For Mr. Magliochetti, the amounts reported include, in addition to base salary paid by Dana, the following compensation for services as a director of Hayes-Dana Inc.: $34,081 in 1995. These amounts were set by the Hayes-Dana Board (and not the Dana Compensation Committee), and are valued at the currency exchange rate that was in effect on December 31, 1995.

(2) Annual bonuses received (or deferred) under the Company's Additional Compensation Plan are reported in the year earned, whether deferred or paid in that year or in the following year.

(3) "Other Annual Compensation" includes perquisites and personal benefits where such perquisites and benefits exceed the lesser of $50,000 or 10% of the officer's annual salary and bonus for the year. Of the amounts reported, the following items exceeded 25% of the total perquisites and benefits reported for the officer: for Mr. Morcott, professional services valued at $70,724 in 1997, $42,005 in 1996, and $44,156 in 1995; for Mr. Magliochetti,
    professional services valued at $37,973 in 1997, $40,790 in 1996, and $29,660 in 1995; for Mr. Hirsch, professional services valued at $46,439 in 1997, $33,747 in 1996, and $47,829 in 1995, and vehicles at $18,097 in 1996;
    and for Mr. Strobel, professional services valued at $37,027 in 1997, $38,567 in 1996, and $30,812 in 1995; and vehicles at $17,873 in 1997,
    $17,597 in 1996, and $15,472 in 1995. Professional services include financial, tax, and estate planning services received by the officer. Of the amounts reported, the following represent insurance premiums (after tax gross-up) paid on behalf of the named executive for split dollar life insurance coverages: for Mr. Morcott, $14,852 in 1997, $12,508 in 1996, and $10,443 in 1995; for Mr. Magliochetti, $4,791 in 1997, $3,389 in 1996, and
    $2,758 in 1995; for Mr. Hirsch, $9,468 in 1997, $8,184 in 1996, and $7,028
    in 1995; and for Mr. Strobel, $4,002 in 1997, $3,455 in 1996, and $3,107 in
    1995.

(4) Reflects grants of restricted stock under the Company's 1989 Restricted Stock Plan. Awards of restricted stock under the Plan are generally subject to a 5-year restriction period during which the grantee must remain a full-time employee of Dana or its subsidiaries. The Compensation Committee, which administers the Plan, has the discretion to shorten any restriction periods or to waive the restrictions. The restrictions lapse in the event of a change in control (as defined in the restricted stock agreements). Dividends on the granted shares are paid in additional restricted shares, in lieu of cash, at the same times and rates as cash dividends are paid to the Company's stockholders. In 1997, the Plan was amended to provide participants with the opportunity to convert restricted stock awards into restricted stock units which are payable in stock after they have retired. During the period between conversion and retirement, the Executive's restricted stock units will continue to be credited with dividends that are declared on the restricted shares. In 1997, Mr. Magliochetti and two other executives elected to convert their restricted stock into restricted stock units. The value of the restricted stock grants shown in the Summary Compensation Table was calculated by multiplying the number of shares awarded by the difference between the closing price of the Company's Common Stock on the date of grant (as reported in the New York Stock Exchange-Composite Transactions published in The Wall Street Journal) and the purchase price, if any, paid by the officer.

    At December 31, 1997, Mr. Morcott held a total of 79,608 shares of restricted stock valued at $3,681,380; Mr. Magliochetti held 34,077 shares of restricted stock valued at $1,559,133; Mr. Hirsch held 24,644 shares of restricted stock valued at $1,138,590; and Mr. Strobel and Mr. Shultz each held 19,105 shares of restricted stock valued at $883,488. The restricted stock holdings described in this paragraph include all restricted stock units. The value of these aggregate restricted stock holdings was calculated by multiplying the number of shares held by the difference between the closing price of the Company's Common Stock on December 31, 1997 ($47.50 per share, as reported in the New York Stock Exchange-Composite Transactions published in The Wall Street Journal) and the purchase price, if any, paid by the officer.

(5) Represents shares of Dana Common Stock underlying options granted in 1995 through 1997.

(6) "All Other Compensation" consists of contributions made by Dana under the Company's Savings and Investment Plan to match contributions made by the executives to their accounts.

(7) Mr. Hirsch retired on February 1, 1998.

                         OTHER ADDITIONAL COMPENSATION

     Approximately 60 key employees of the Company (other than the executive officers named in the Summary Compensation Table) are eligible to receive annual bonuses under the Company's Additional Compensation Plan. The Company also has various incentive compensation plans for other employees (such as individual incentive, group incentive, and Scanlon-type plans) that are designed to reward their commitment to the Company's philosophy of total quality, increased productivity, and improved performance. In 1997, Dana employees, other than the named executive officers, earned a total of over $133 million in additional compensation.

                             OPTION GRANTS IN 1997

     The following table contains information about the stock options granted in 1997 to the executive officers named in the Summary Compensation Table. No stock appreciation rights were granted in 1997. In calculating the "Grant Date Present Value," the Company used a variation of the Black-Scholes option pricing model, as described in Note 3. The value shown is a hypothetical value only; over their lives, the options could have a greater or a lesser value than that shown in the table, and under some circumstances they could have zero value.

                                      OPTION GRANTS IN LAST FISCAL YEAR
                       ---------------------------------------------------------------
                       NUMBER OF        % OF TOTAL
                       SECURITIES        OPTIONS           EXERCISE                             GRANT
                       UNDERLYING       GRANTED TO         OR BASE                              DATE
                        OPTIONS         EMPLOYEES           PRICE           EXPIRATION         PRESENT
        NAME           GRANTED(#)        IN 1997         ($/SHARE)(1)        DATE(2)         VALUE($)(3)
        ----           ----------       ----------       ------------       ----------       -----------
Mr. Morcott             150,000           13.92%           $38.437           7/20/07         $1,324,500
Mr. Magliochetti         70,000            6.49%           $38.437           7/20/07            618,100
Mr. Hirsch               34,000            3.15%           $38.437           7/20/07            300,220
Mr. Strobel              26,000            2.41%           $38.437           7/20/07            229,580
Mr. Shultz               36,000            3.34%           $38.437           7/20/07            317,880

---------------

(1) The exercise price (the price that the officer must pay to purchase each share of stock that is subject to option) is equal to the fair market value of the stock on the date of grant of the option. All options shown were granted on July 21, 1997.

(2) Options may be exercised during a period that begins 1 year after the date of grant and ends 10 years after the date of the grant. During the exercise period, an optionee may exercise 25% of the total options after 1 year from the date of grant, 50% after 2 years from the date of grant, 75% after 3 years from the date of grant, and all of the options after 4 years from the date of grant. Options may be exercised for up to 5 years following the retirement (as defined in the Plan) of the executive. An optionee's exercise rights are accelerated in the event of a third party tender or exchange offer for 20% or more of the Company's Common Stock that has not been approved by the Board of Directors.

(3) A variant of the Black-Scholes option pricing model was used to determine the hypothetical grant date value for these options. In applying the model, the Company assumed a 12-month volatility of 19.65%, a 6.18% risk-free rate of return, a dividend yield at the date of grant of 2.60%, and a 5.3-year option term. The model did not assume any forfeitures prior to exercise, which could have reduced the reported grant date values. Since this model is assumption-based, it may not accurately determine the options' present value. The true value of the options, when and if exercised, will depend on the actual market price of the Company's Common Stock on the date of exercise.

      AGGREGATED OPTION EXERCISES IN 1997 AND 1997 YEAR-END OPTION VALUES

     The following table contains information about the options for the Company's Common Stock that were exercised in 1997 by the executive officers named in the Summary Compensation Table and the aggregate value of these officers' unexercised options at the end of 1997. In 1993, all outstanding SARs held by the officers were canceled. Consequently, none of the officers held any SARs at December 31, 1997.

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                                            OPTIONS AT 12/31/97(#)            12/31/97($)(2)
                       SHARES ACQUIRED       VALUE        ---------------------------   ---------------------------
        NAME           ON EXERCISE(#)    REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        ----           ---------------   --------------   -----------   -------------   -----------   -------------
Mr. Morcott                120,000         $3,097,500       392,750        331,250      $8,444,431     $3,304,688
Mr. Magliochetti            28,400            650,800       145,750        147,250       3,034,045      2,055,859
Mr. Hirsch                  87,000          2,360,280       109,000         85,000       2,248,405      1,238,344
Mr. Strobel                 61,000          1,553,092        65,000         65,000       1,217,531        946,969
Mr. Shultz                  17,203            410,033       103,400         75,000       2,280,386      1,037,594

---------------

(1) The value realized on the exercise of options was calculated by multiplying the number of underlying shares by the difference between the closing price of the Company's Common Stock on the date of exercise (as reported in the New York Stock Exchange-Composite Transactions published in The Wall Street Journal) and the option exercise price.

(2) The value of unexercised in-the-money options was calculated by multiplying the number of underlying shares held by the difference between the closing price of the Company's Common Stock on December 31, 1997 ($47.50 per share, as reported in the New York Stock Exchange-Composite Transactions published in The Wall Street Journal) and the option exercise price.

                                 PENSION PLANS

     Four of the executive officers named in the Summary Compensation Table are eligible to receive retirement benefits under their employment agreements, which are described under "Employment Agreements". Each employment agreement provides that if the executive officer retires from Dana at or after age 55 with 15 years of service, he will receive a lifetime monthly pension calculated at 50% (or, if higher, the percentage which is the product of 1.6% multiplied by his credited service at retirement) of his highest average monthly compensation (defined as salary received during the month preceding his termination of service plus 1/12th of the average of the highest bonuses payable to him during any 3 consecutive years) reduced by benefits payable to him by Dana under the pension plans described below, pension or disability benefits payable to him by other organizations, and 50% of the primary Social Security benefit. The types of compensation that are reported in the Summary Compensation Table under "Salary" (excluding, for Messrs. Morcott and Magliochetti, compensation paid for services to Hayes-Dana Inc., as described in Note 1 to the Table) and "Bonus" (and also including deferred bonuses) will be used to calculate the retirement benefits payable to the officers under their employment agreements. The maximum monthly pensions that the officers would receive under their employment agreements if they had retired on January 1, 1998, before taking into account the reductions described above, would be as follows: Mr. Morcott, $96,261; Mr. Magliochetti, $42,985; Mr. Hirsch, $49,464; and Mr. Strobel, $35,917. In lieu of receiving these benefits in the form of a monthly pension, the officer may elect to receive the distribution of the benefits in any form permitted under the Dana Corporation Retirement Plan.

     The Dana Corporation Retirement Plan is a cash balance plan (a type of non-contributory defined benefit pension plan in which participants' benefits are expressed as individual accounts). Benefits are computed as follows. During each year of participation in the Plan, a participant earns a service credit equal to a specified percentage of his earnings (as defined in the Plan) up to one-quarter of the Social Security taxable wage base, plus a specified percentage of his earnings above one-quarter of the taxable wage base. The percentages increase with the length of Dana service. A participant with 30 or more years of service receives the maximum credit (6.4% of earnings up to one-quarter of the taxable wage base, plus 12.8% of earnings over one-quarter of the taxable wage base). A participant employed by Dana on July 1, 1988 (when the Plan was converted to a cash balance plan) also earns a transition benefit designed to provide that his retirement benefit under the current Plan will be comparable to the benefit he would have received under the predecessor plan. A participant earns this transition benefit ratably over the period from July 1, 1988, to his 62nd birthday, except that in the event of a change in control of Dana, he will be entitled to the entire transition benefit. The accumulated service credits and the transition benefit are credited with interest annually, in an amount (not less than 5%) established by the Board. A participant employed by Dana on July 1, 1988, who was eligible to retire on July 1, 1993, but who elects to retire after that date, will receive the greater of the benefit provided by the current Plan or the benefit provided under the predecessor plan (determined as of July 1, 1993) with interest credits. The normal retirement age under the Plan is 65.

     Federal tax law imposes maximum payment limitations on tax qualified plans. Dana has adopted an Excess Benefits Plan which covers all employees eligible to receive retirement benefits under a funded Dana defined benefit plan. Under this Excess Benefits Plan, the Company will pay any amounts which exceed the federal limitations from its general funds.

     Dana has also adopted a Supplemental Benefits Plan which covers U.S.-based members of the Company's "A" and "B" Groups (as defined by the Compensation Committee of the Board) who retire on or before December 31, 2009. Under this Supplemental Benefits Plan, Dana will pay the five executives shown in the Summary Compensation Table the difference between the aggregate benefits that he will receive under the Dana Corporation Retirement Plan and the Excess Benefits Plan and the benefit that he would have been entitled to receive under the predecessor plan to the Dana Corporation Retirement Plan in effect prior to July 1, 1988. The other "A" and "B" Group plan participants (besides those listed in the Summary Compensation Table) are entitled to 90% of this benefit provided they retire in the years 1996-1999, 80% if they retire in the years 2000-2004, 70% if they retire in the years 2005-2009, and no benefit if they retire after the year 2009. Benefits payable under the predecessor plan are based on the participant's credited service and "final monthly earnings", which for the 5 executives listed in the Summary Compensation Table is defined as base salary (before reduction for salary deferrals under the Company's Savings and Investment Plan), plus bonuses paid (or that would have been paid, but for a deferral arrangement) during the 3 highest of his last 10 years of employment prior to retirement, divided by 36. With respect to members of the "A" and "B" Groups who are not listed in the Summary Compensation Table, "final monthly earnings" is defined as base salary (before reduction for salary deferrals under the Company's Savings and Investment Plan), plus bonuses paid (or that would have been paid, but for a deferral arrangement) during the 5 highest of his last 10 years of employment prior to retirement, divided by 60. The types of compensation that are reported in the Summary Compensation Table under "Salary" (excluding, for Messrs. Morcott and Magliochetti, compensation paid for services to Hayes-Dana Inc., as described in Note 1 to the Table) and "Bonus" will be used to calculate the retirement benefits payable to these officers under the predecessor plan. In addition, the maximum level of bonus award that is includable under the Supplemental Benefits Plan, as well as under the Dana Corporation Retirement Plan, the Excess Benefits Plan, and the pension portion of the officers' employment agreements, is 125% of base salary. In the event of a change in control of Dana, the participant will receive a lump-sum payment of all benefits previously accrued under the Excess Benefits and Supplemental Benefits Plans and will be entitled to continue to accrue benefits thereunder.

     The estimated monthly annuity benefits payable, starting at age 65, as accrued through December 31, 1997, in the aggregate under the Dana Corporation Retirement Plan, Excess Benefits Plan, and Supplemental Benefits Plan for the executives named in the Summary Compensation Table, are as follows: Mr. Morcott, $93,501; Mr. Magliochetti, $39,655; Mr. Hirsch, $47,989; Mr. Strobel, $31,248;
and Mr. Shultz, $31,729. The benefits shown above will reduce the retirement benefits payable to Messrs. Morcott, Magliochetti, Hirsch, and Strobel under their employment agreements.

                             EMPLOYMENT AGREEMENTS

     Four of the executive officers named in the Summary Compensation Table have employment agreements with Dana. The term of each agreement is three years, with an automatic one-year extension at the end of each year to maintain the full three-year term unless either party gives notice not to extend the termination date or unless the agreement is terminated earlier by the death or disability of the officer or for "cause" (as defined in the agreement). The employment agreements provide that while the officers are employed by the Company, they will be paid their base salaries, at a minimum. The Compensation Committee reviews and approves the officers' base salaries annually, as described in the "Compensation Committee Report on Executive Compensation". Their employment agreements currently provide for the payment of 1998 base salaries to the officers, as follows: Mr. Morcott, $1,095,000; Mr. Magliochetti, $572,000; Mr. Hirsch, $460,000; and Mr. Strobel, $406,000.

     Under each agreement, the officer agrees not to disclose any confidential information about Dana to others while employed by the Company or thereafter and not to engage in competition with Dana during any period when he is receiving payments or benefits under the agreement.

     During his period of employment, the officer is entitled to participate in Dana's Additional Compensation Plan, if designated by the Compensation Committee, and in Dana's various employee benefit plans. In the event of a change in control of Dana (as defined in the agreements), the officer will be entitled to continue as a participant in the Additional Compensation Plan during the remainder of the term of his employment agreement, the minimum bonus award to which he will be entitled during that period will be equal to 50% of his base salary, and his awards will be payable in cash (not deferrable). If the officer's employment is terminated following a change in control, any previously deferred awards under the Additional Compensation Plan will be paid on an accelerated basis. The Committee designates participants in the Additional Compensation Plan based on its determination that the participant is a key employee of the Company who is in a position to have a direct and significant impact on the growth and success of the Company and who is, either individually or as a member of a group of employees, contributing in a substantial degree to the success of the Company.

     If the officer is terminated by Dana "without cause" (as defined in the agreement) or, after a change in control of the Company, the officer terminates his employment for "good reason" (as defined in the agreement), he will be entitled, for the remainder of the term of the agreement, to receive monthly compensation equal to his highest average monthly compensation (reduced by the amounts payable to the officer under any severance plan or policy of Dana), and to continue in participation under Dana's employee benefit plans. If the termination follows a change in control, he will immediately receive such monthly compensation (discounted and paid in a lump sum) and any awards previously deferred under the Additional Compensation Plan (paid in full for any completed performance periods and for performance periods to be completed during the term of the agreement, and pro rata for any performance periods to be completed after such term).

     If any excise tax is imposed under Section 4999 of the Internal Revenue Code, as amended, on payments received by the officer as a result of a change in control of Dana, Dana will pay the officer a sum that will net him the amount he would have received if the excise tax had not been imposed.

     The retirement benefits payable to the officers under their employment agreements are described under "Pension Plans".

     The officers also have related agreements with Dana which provide that, in the event of a dispute related to their employment agreements, the Company will pay legal expenses they may incur to enforce their employment agreements.

     Mr. Shultz, along with 8 other executive officers of the Company, has an employment agreement with Dana which is substantially similar to those described above, except that it does not provide a retirement benefit and it only becomes operative upon a change in control of Dana and only if the executive is then in the employ of Dana. Should his agreement become operative, Mr. Shultz (together with the other 8 executives) would continue to receive not less than the total compensation in effect at the time the agreement became operative, and would continue to participate in all executive incentive plans with at least the same reward opportunities, and with perquisites, fringe benefits and service credits for benefits at least equal to those that were provided prior to the date the agreement became operative.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

TO DANA'S SHAREHOLDERS:

     We, the members of the Compensation Committee, are independent, non-employee directors who have no "interlocking" relationships as defined by the Securities and Exchange Commission.

     Our goal, as a Committee, is to develop executive compensation policies that are consistent with, and linked to, the Company's strategic business objectives. Beyond that, our priority is to compensate Dana's senior management team fairly and commensurate with their contributions to furthering the Company's strategic direction and objectives.

     We establish, administer, and assess the effectiveness of the Company's executive compensation programs in support of these compensation policies. We also review and approve all salary arrangements and other remuneration for the Company's executive officers and evaluate their individual performance.

     In making our determinations, we consider competitive market data which is provided to the Company by an independent compensation consultant. This data is further reviewed by another independent compensation consultant whom we, the independent Board committee, retain separately. This data compares Dana's compensation practices to those of a group of comparable companies. The comparison group, which we select in advance and which may change from time to time, currently consists of 23 companies which have national and international business operations and comparable (on average) sales volumes, market capitalizations, employment levels, and lines of business. The companies chosen for the comparison group are not necessarily those represented in the stock performance graph which follows this Report. We believe Dana's competitors for executive talent are a broader group of companies and not limited only to the companies included in the groups established for comparing industry-specific shareholder returns.

     The key elements of Dana's executive compensation program are base salary, annual incentives, and long-term compensation, as described below. In determining an executive officer's compensation, we consider all elements of his compensation package, including severance plans, insurance, and other benefits.

BASE SALARIES

     We review and approve base salaries for each of Dana's executive officers on an individual basis, taking into consideration the following factors on a subjective basis: the individual's performance, contributions to the Company's success, and tenure in the job; pay practices for comparable positions in the comparison group; and internal equities among positions. We believe that a relatively high portion of cash compensation should be "at risk" as incentive compensation. We also tend to recommend that base salaries for the Company's executive officers be set at approximately the median (size-adjusted) for the comparison group companies. In cases of long tenure and exceptional individual performance (determined on a subjective basis), an individual's base salary may exceed the median of the comparison group practice. Conversely, shorter tenure and developing performance may yield a base salary below the median. In 1997, the base salaries of the executive officers named in the Summary Compensation Table, as a group, were slightly above the median of the comparison group.

ANNUAL INCENTIVES

     Dana's executive officers have an opportunity to earn annual bonuses under the Company's Additional Compensation Plan, which is designed to satisfy the requirements of Section 162(m) of the Internal Revenue Code ("Code"). Award opportunities under the Plan vary based on the individual's position and base salary. We may adjust any individual's bonus under the Plan upward by as much as 20% (other than a covered employee within the meaning of Section 162(m) of the Code), and may adjust any individual's bonus downward by as much as 20%, based on consideration of such individual performance factors and other factors as we determine to be relevant on a subjective basis. Bonuses are paid based on the Company's success in achieving performance objectives which we establish in advance taking into account the Company's cyclical markets. These objectives are set annually based on Dana's short-term strategic direction and the current economic climate. The objectives may vary from year to year, and subject to the terms of the Plan, we may adjust them during the year if necessary, in our discretion, to preserve the incentive feature of the Plan if events occur that alter the basis on which the objectives were selected. The performance objectives were not adjusted during 1997. The performance measures which are considered in setting the objective for any given year may include, for example, corporate profits after taxes, return on stockholders' beginning equity, return on average assets, earnings per share and return on sales.

     In addition to establishing the annual performance measure in advance, we also establish the corporate performance levels and the percentages of the officers' base salaries at the different performance levels, which will be used to calculate the amounts of the bonuses. The performance levels consist of a hurdle (the minimum level of corporate performance that must be achieved for bonuses to be paid), a goal (the corporate performance level at which bonuses at 100% of base salary will be paid), and performance in excess of the goal (up to a specified maximum) at which bonuses in excess of 100% of base salary will be paid. Corporate profits after taxes was the performance measure chosen for 1997. In 1997, the Company earned record profits that exceeded the 1996 profit level by 21%. This profit level is equivalent to a 26% return on stockholders' beginning equity (a measurement calculation utilizing corporate profits after taxes), a performance level that ranks Dana at approximately the 90th percentile of the comparison group. As a result of these profits, the goal performance level was exceeded, and annual bonuses for 1997 equal to 110% of base salary were earned under the Additional Compensation Plan by the executive officers based upon the performance payout formula established in advance by the Committee. In order to reward three executive officers (including Mr. Morcott) for superior individual performance, the Committee chose to award them a supplemental bonus in addition to the bonus they earned under the Additional Compensation Plan. This supplemental bonus will not qualify as deductible compensation under Section 162(m) of the Code. The Committee's basis for the award of a supplemental bonus to Mr. Morcott is discussed below under the heading "Chief Executive Officer's

Compensation." These supplemental bonus amounts, together with the bonuses awarded under the Additional Compensation Plan, are reflected in the Summary Compensation Table.

LONG-TERM INCENTIVES

     Long-term incentives are provided to the executive officers under the Company's 1997 Amended Stock Option Plan. In keeping with the Company's commitment to provide a total compensation package which favors at-risk components of pay, long-term incentives comprise a substantial portion of each executive officer's total compensation. We believe significant stock option grants encourage the executive officers to own and hold the Company's stock and tie their long-term economic interests directly to those of the shareholders. In determining the option grant sizes, we consider the following factors, without weighting them: the executive officer's relative position, years of service, current stock ownership level, past option grants, and current stock ownership objectives. The number of options granted to the executive officers in 1997 was intended to approximate the median (size-adjusted) total long-term incentive value delivered by Dana's comparison group.

     From time to time, we also recommend grants of restricted stock to individual executive officers under the Company's 1989 Restricted Stock Plan. Such grants may be used, for example, to recognize an individual's promotion to the Company's senior management group or exceptional contributions to the Company. Six individuals (none of whom was an executive officer named in the Summary Compensation Table) received grants of restricted stock in April 1997. Some of the outstanding awards of restricted stock were granted prior to February 17, 1993, the effective date of the applicable provisions of Section 162(m) of the Code, and should not be subject to the $1 million cap on deductibility of compensation. Restricted stock awards granted after February 17, 1993 will likely be subject to the $1 million cap.

STOCK OWNERSHIP GUIDELINES

     To encourage senior executives to own and hold Dana stock, the Company has maintained for many years stock ownership guidelines for those executives. The purpose of the guidelines is to encourage the executives to hold Dana stock, thereby tying their long-term economic interest directly to that of the shareholders. The Company's stock ownership targets apply to approximately 60 executives who hold the position of division general manager and above. Executives are expected to attain their target ownership level within five years. Once their target ownership level is achieved, executives are encouraged to accumulate additional shares. Executives are asked to remain at or above their stock ownership target until retirement. The 15 most senior executive officers have ownership targets that range from 35,000 shares up to 180,000 shares for Mr. Morcott.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

     Mr. Morcott earned a base salary of $995,000 for 1997. We recommended this base salary in December 1996, based on our consideration of the Company's strong 1996 sales, profits, and stock price performance compared to the performance of other companies in the comparison group. We also considered Mr. Morcott's base salary compared to the salary practices within the Company's comparison group, his tenure as the Company's Chief Executive Officer and his total years of service with the Company. Mr. Morcott's 1997 base salary was approximately at the median for comparable positions within the comparison group. In addition, Mr. Morcott earned an annual bonus of $1,094,500 (110% of his base salary) under the Additional Compensation Plan, as discussed above. The record 1997 profits that generated this bonus payment reflected the Company's strong performance in several other key areas; 1997 was also a record year for the Company in terms of sales, earnings, and dividends paid to stockholders. Notably, the Company's after-tax return on beginning stockholders' equity was 26% in 1997. Based upon the most recent quarterly data available at the time of this Report, this performance ranks Dana at approximately the 90th percentile of the comparison group. The Committee also determined to award Mr. Morcott a supplemental bonus equal to $109,500 (11% of his base salary) in recognition of his superior individual performance during the year. In particular, the Committee noted Mr. Morcott's key role in leading the Company through its major restructuring in 1997. This restructuring was the most major and significant group of transactions in the history of the Company. During this period, the market capitalization of the Company increased by approximately $1.5 billion, or approximately 45%, which is the greatest 12-month increase in the history of the Company.

     Mr. Morcott was granted options for 150,000 shares of Company stock in 1997. This is 20% greater than the number of stock options he received in 1996. We determined the value of his option grant by taking into consideration the factors described above under "Long-Term Incentives". Mr. Morcott's grant size was representative of the long-term incentive value granted to his peers in 1997.

SUMMARY

     Dana believes that annual bonuses paid under the Company's Additional Compensation Plan, as well as compensation realized upon the exercise of stock options granted under the Company's 1997 Amended Stock Option Plan, will satisfy the requirements of Code Section 162(m) and therefore will be fully tax deductible. Although the Company generally intends to comply with the requirements of Code Section 162(m), the Committee believes it is appropriate to maintain the flexibility to pay compensation that is not fully deductible (e.g., the supplemental bonuses described above) if it determines that such payments are in the Company's best interests.

     The Compensation Committee will continue to evaluate Dana's executive compensation programs on an ongoing basis to assure that the Company's compensation philosophies and practices are consistent with the objective of enhancing shareholder value.

                                          Submitted by,

                                          Theodore B. Sumner, Jr., Chairman
                                          Benjamin F. Bailar
                                          Edmund M. Carpenter
                                          Eric Clark
                                          Glen H. Hiner

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     The following graph shows the yearly change in cumulative total shareholder return on Dana Corporation Common Stock (assuming a $100 investment on December 31, 1992 and quarterly reinvestment of dividends during the period) compared to the cumulative total return on the Standard & Poor's 500 Stock Index, the Standard & Poor's Trucks & Parts Index, and the Standard & Poor's Auto Parts & Equipment Index for the past 5 fiscal years.

                                                                                 S&P Auto
     Measurement Period            Dana                        S&P Trucks &      Parts &
   (Fiscal Year Covered)       Corporation       S&P 500          Parts         Equipment
12/31/92                                 100             100             100             100
12/31/93                                 131             110             124             116
12/31/94                                 106             112             107             101
12/31/95                                 136             153             115             125
12/31/96                                 157             188             150             141
12/31/97                                 234             251             249             176

               (Returns shown are rounded to the nearest dollar.)

     The Company believes that the S&P Trucks and Parts Index does not accurately reflect the true performance of truck parts manufacturers. The Company has decided that this is the last year the index will be included in the graph. Two primary reasons led to the Company's decision:

     - at the time this proxy was compiled, the index was comprised of only 3 companies; and

     - one company's market capitalization is approximately twice that of the other 2 companies. Since the index is market capitalization weighted, Dana feels the index is essentially reflecting the performance of the largest company.

                               OTHER TRANSACTIONS

     John D. Stevenson is currently counsel to, and was formerly a partner in the Toronto law firm of Smith, Lyons, Torrance, Stevenson & Mayer. This firm provided legal services to the Company in 1997, as it has for many years previously, and is expected to continue to provide such services in 1998.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of Dana's Common Stock to file initial stock ownership reports and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. SEC regulations require the Company to be furnished with copies of these reports. As the result of an administrative error, Carl H. Hirsch and Anthony J. Shelbourn, two officers of the Company, were late in filing one Form 4 each to report sales of Common Stock of the Company.

             ITEM 2 -- PROPOSAL TO ADOPT THE DANA CORPORATION 1998
                          DIRECTORS' STOCK OPTION PLAN

     The Company currently maintains the Dana Corporation Directors' Stock Option Plan (the "1993 Plan") which was approved by stockholders in 1993. Under the 1993 Plan, there are currently available for issuance 22,000 shares of Dana Common Stock, which is not sufficient to cover the option grants scheduled to be made to directors in 1998. The Company intends to utilize the 22,000 shares that remain available for grant under the 1993 Plan, along with 2,000 of the shares that will become available under the 1998 Plan upon approval of this proposal, to satisfy the grants of 24,000 shares that are scheduled to be made to the directors on April 20, 1998.

     The Board of Directors believes that the 1993 Plan has benefited the Company by helping it to attract and retain qualified persons to serve as non-employee directors and by providing an additional incentive to those directors to improve the Company's long-term performance by aligning their financial interests with those of the Company and its stockholders. The Board believes that the Company will continue to benefit in this way through the continuation of stock option grants to its directors. Therefore, the Board is recommending stockholder approval of the Dana Corporation 1998 Directors' Stock Option Plan (referred to in this section as the "1998 Plan" or the "Plan") which is described below, and which is substantially similar to the 1993 Plan. The 1998 Plan will replace the 1993 Plan, which will terminate on April 20, 1998, following the grant of all 22,000 shares that remain available for grant under the 1993 Plan. Of course, option grants under the 1993 Plan will continue to be governed by the terms of that plan.

                      PRINCIPAL FEATURES OF THE 1998 PLAN

     Exhibit A to this Proxy Statement contains a copy of the 1998 Plan. The following summary of the principal features of the 1998 Plan is qualified in its entirety by reference to Exhibit A.

     SHARES OF STOCK SUBJECT TO PLAN. There will be 150,000 shares of Dana Common Stock authorized for the grant of options under the 1998 Plan. This number is subject to adjustment for subsequent stock splits, stock dividends, recapitalization, reorganization, merger, consolidation or similar events. Shares subject to options which expire or are canceled will be available for future grants under the 1998 Plan. The market value of the 150,000 shares to be authorized was $8,254,695 on February 13, 1998, calculated by averaging the high and low sale prices of the Common Stock as reported in the New York Stock Exchange-Composite Transactions published in The Wall Street Journal.

     ADMINISTRATION OF THE PLAN. The Compensation Committee of the Board will administer and interpret the Plan. The Compensation Committee will have the discretion to adopt rules and regulations and to impose conditions upon the exercise of the options which it deems appropriate to administer the 1998 Plan.

     ELIGIBILITY FOR PARTICIPATION. Directors who are not employees of Dana or its subsidiaries ("Non-Employee Directors") are automatically eligible to participate in the 1998 Plan. There are currently 8 Non-Employee Directors.

     TERM OF THE 1998 PLAN. The term of the 1998 Plan is 10 years, commencing on April 1, 1998, upon stockholder approval of the Plan. No options may be granted after April 1, 2008, but the exercise periods of previously granted options may extend beyond that date.

     DESCRIPTION OF OPTIONS. Commencing in 1998, after stockholder approval of the 1998 Plan, and continuing until the authorized shares are exhausted, each Non-Employee Director will automatically be granted options for 3,000 shares of Common Stock each year on the date of the Board's annual organizational meeting which is held following the annual meeting of stockholders. Such number of shares is subject to adjustment for subsequent stock splits, stock dividends, recapitalization, reorganization, merger, consolidation or similar events. The exercise price of each option will be the fair market value of the underlying Common Stock on the date of grant, calculated by averaging the high and low sale prices of the Common Stock as reported in the New York Stock Exchange-Composite Transactions published in The Wall Street Journal.

     EXERCISE PERIOD. Options must be held for 1 year after the date of grant before they can be exercised, except in the case of death, disability or retirement. Thereafter, they may be exercised during a period that ends 10 years after the date of grant. The 1998 Plan provides for acceleration of an optionee's exercise rights in the event of a change in control of the Corporation (as defined in the Plan).

     PAYMENT FOR OPTIONS. The purchase price for all options will be payable in full upon exercise. The price may be paid in cash or in Common Stock or in a combination of cash and Common Stock, at the optionee's election. Any Common Stock tendered in payment must have been held by the optionee for at least 6 months prior to tender. The optionee is responsible for the payment of all taxes (except stock transfer taxes) which Dana may be obligated to collect before the Common Stock is transferred to him.

     DEATH, DISABILITY, RETIREMENT, OTHER TERMINATION OF SERVICE. Options may be exercised within 1 year after the date of an optionee's death (but not more than 10 years after the date of grant). Upon an optionee's total and permanent disability, his options may be exercised following the disability date (but not more than 10 years after the date of grant). Upon an optionee's retirement from the Board, his options may be exercised during a period of 5 years after his date of retirement (but not more than 10 years after the date of grant). If an optionee's service on the Board terminates for any reason other than death, disability or retirement, his outstanding options will terminate immediately.

     TRANSFERABILITY. Options may not be transferred or assigned except upon the death of the optionee.

     OPTIONEE'S RIGHTS AS A STOCKHOLDER. An optionee will have no rights as a Dana stockholder with respect to any underlying shares of Common Stock until he exercises his option for those shares and the Company issues the stock to him.

     AMENDMENTS TO AND TERMINATION OF THE PLAN. The Board may amend or terminate the 1998 Plan at any time, except that stockholder approval of any amendment must be obtained whenever necessary to comply with applicable legal requirements.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary constitutes a brief overview of the principal federal income tax consequences relating to option awards based upon current federal income tax laws. This summary is not intended to be exhaustive and does not describe state, local, or foreign tax consequences.

     1. GRANT OF OPTIONS. An optionee does not realize taxable income when he receives a grant of options and Dana may not claim a tax deduction in connection with such grants.

     2. EXERCISE OF OPTIONS. When an optionee exercises an option, he will be deemed to have received taxable income in an amount equal to the difference between the market value of the underlying Common Stock on the date of exercise and the exercise price. Dana may claim a tax deduction equal to the income realized.

     3. SALE OF STOCK ACQUIRED UPON EXERCISE. When an optionee sells stock acquired by the exercise of an option, the gain or loss (equal to the difference between the sale price and the market value on the date of exercise) will be taxed at long-term or short-term capital gains or loss rates (depending upon the holding period for the stock). If and to the extent that the exercise price is paid in shares of Common Stock, the optionee will not realize any income on the shares surrendered (and the number of shares received which is equal to the number of shares surrendered will have the same basis and holding period as the shares surrendered).

                            BENEFITS UNDER THE PLAN

     Options will be granted under the 1998 Plan to persons who are Non-Employee Directors at the time of each annual Board organizational meeting during the term of the Plan. Those persons are not presently determinable. If the proposed 1998 Plan had been in effect in 1997, each of the current directors who is not an executive officer (8 individuals) would have received a grant of 3,000 options, the same number of options they were granted on April 21, 1997 under the 1993 Plan, at an exercise price of $31.81 per share.

                              APPROVAL OF THE PLAN

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE 1998 PLAN.

     The approval of the 1998 Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by properly executed and delivered proxies at the Annual Meeting. Abstentions and Broker Shares voted as to any matter at the Meeting will be included in determining the number of votes present or represented at the Meeting. Abstentions and Broker Shares that are not voted FOR the 1998 Plan will not be counted as affirmative votes for approval of the 1998 Plan.

     If the stockholders do not approve the 1998 Plan, the 1993 Plan will remain in effect.

         ITEM 3 -- RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, upon the recommendation of its Audit Committee, has selected the firm of Price Waterhouse LLP as independent accountants to audit the financial statements of the Company for the fiscal year ending December 31, 1998, and recommends ratification of such selection by the stockholders. Price Waterhouse LLP has been Dana's independent public accountant since 1916. The Board of Directors considers Price Waterhouse LLP to be well qualified to serve as the independent accountants for the Company. Representatives of Price Waterhouse LLP are not expected to be present at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1998.

                          TRANSACTIONS WITH MANAGEMENT

     Four executive officers, Messrs. Clayton, Ferreira, Greene and Shelbourn, have received loans from the Company in the amounts of $72,000, $385,000, $78,000 and $130,000, respectively. The loans were made in order to assist the individuals in purchasing homes following their relocation from other Company assignments.

                               OTHER INFORMATION

                         EXPENSES OF PROXY SOLICITATION

     Dana will pay the cost of soliciting proxies for the Annual Meeting. The Company's directors, officers and employees may solicit proxies by telephone, facsimile, telegram or personal interview. Dana has also engaged D. F. King & Co., Inc., a professional proxy solicitation firm, to provide customary solicitation services for a fee of $9,500, plus expenses. Upon request, Dana will pay the reasonable expenses of brokers, dealers, banks, voting trustees, and their nominees who are holders of record of Common Stock on the record date, for completing the mailing of the Annual Report, this Notice of Meeting and Proxy Statement, and the enclosed proxy to the beneficial owners of such shares.

                               VOTING OF PROXIES

     All shares of Common Stock represented by properly executed and delivered proxies will be voted in accordance with the directions of the stockholders giving the proxies. If no directions are given, such proxies will be voted FOR the election of the director-nominees named in this Proxy Statement, FOR the 1998 Directors' Stock Option proposal, and FOR the proposal to ratify the selection of Price Waterhouse LLP as the Company's accountants. If any named director-nominee becomes unavailable for election for any presently unforeseen reason, the proxies will be voted for any substitute nominee who is recommended by the Board.

     As of the date of this Proxy Statement, the Board does not know of any matter other than those set out in this Proxy Statement that will come before the Annual Meeting. If any other matter properly comes before the Annual Meeting, the persons named in the proxy will vote the shares represented in accordance with their best judgment on such matter.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 1999 Annual Meeting of Stockholders must be received by Dana on or before November 5, 1998, for inclusion in Dana's Proxy Statement and proxy for that meeting.

                                          By Order of the Board of Directors,

                                          Martin J. Strobel
                                          Secretary

February 27, 1998

PLEASE VOTE, EITHER BY PHONE OR BY SIGNING AND RETURNING THE ENCLOSED PROXY TODAY, TO SAVE DANA THE EXPENSE OF ADDITIONAL SOLICITATION.

                                                                       EXHIBIT A
                                                                          4/1/98

               DANA CORPORATION 1998 DIRECTORS' STOCK OPTION PLAN

     Dana Corporation, a corporation organized and existing under the laws of the Commonwealth of Virginia (the "Corporation"), hereby formulates and adopts the Dana Corporation 1998 Directors' Stock Option Plan (the "Plan") for Non-Employee Directors of the Corporation as follows:

     1. PURPOSE. The purpose of the Plan is to help in attracting and retaining qualified persons who are not employees of the Corporation to serve as directors, and to secure for the Corporation the benefits of the incentive inherent in increased Stock ownership by Non-Employee Directors.

     2. DEFINITIONS.

     "Affiliate" shall mean a corporation or other entity which is not a Subsidiary and which directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Corporation. For the purpose of this definition, the terms "control", "controls" and "controlled" mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a corporation or other entity, whether through the ownership of voting securities, by contract, or otherwise.

     "Beneficial Owner" or "Beneficially Owned" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

     "Board" shall mean the Board of Directors of the Corporation.

     "Change in Control of the Corporation" shall mean the occurrence of the event set forth in any one of the following paragraphs:

        (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of the combined voting power of the Corporation's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (1) of paragraph (c) below; or

        (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on April 1, 1998, constitute the Board and any new director whose appointment or election by the Board or nomination for election by the Corporation's stockholders was approved or recommended by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors on April 1, 1998 or whose appointment, election or nomination for election was previously so approved or recommended. For purposes of the preceding sentence, any director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Corporation, shall not be counted; or

        (c) there is consummated a merger of the Corporation or any direct or indirect Subsidiary of the Corporation with any other corporation, or a statutory share exchange of the Corporation's voting securities other than (1) a merger or statutory share exchange which would result in the voting securities of the Corporation outstanding immediately prior to such merger or statutory share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or statutory share exchange, or (2) a merger or statutory share exchange effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of the combined voting power of the Corporation's then outstanding securities; or

        (d) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" shall mean the Compensation Committee of the Board.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "Fair Market Value" shall mean, as applied to a specific date, the average of the highest and lowest prices of a share of Stock as reported in the "New York Stock Exchange-Composite Transactions" in The Wall Street Journal, or its equivalent successor, for such date.

     "Grant Date" shall mean, each year, the date of the annual organizational meeting of the Board which is held following the Corporation's annual meeting of stockholders.

     "Non-Employee Director" shall mean a member of the Board who is not a current employee of the Corporation or any of its Subsidiaries.

     "Option" shall mean a "non-qualified" stock option to purchase shares of Stock under the Plan that is not an incentive stock option granted in conformity with the requirements of Section 422(b) of the Code.

     "Option Certificate" shall mean the agreement entered into between the Corporation and an Optionee with respect to Options granted under the Plan.

     "Optionee" shall mean an individual who has been granted an Option to purchase shares of Stock under the Plan.

     "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of Stock of the Corporation.

     "Stock" shall mean the common stock, par value $1 per share, of the Corporation.

     "Subsidiary" shall mean each corporation in an unbroken chain of corporations beginning with the Corporation if, on the date as to which the term refers, each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than 50% of the total combined voting powers of all classes of stock in one of the other corporations in such chain.

     3. ADMINISTRATION. The Plan shall be administered by the Committee, which shall have authority to interpret and construe the terms of the Plan and of any Option Certificate, and to make determinations pursuant to any Plan or Option Certificate provision. The amount, price and timing of grants of Options will be automatic as described in Section 6.

     4. SHARES RESERVED FOR THE PLAN. The total number of shares of Stock to be subject to Options under the Plan is 150,000. Such number of shares is subject to adjustment upon changes in capitalization as provided in Section 12 hereof. Upon the expiration or termination (in whole or in part) of unexercised Options, shares of Stock subject thereto shall again be available for the grant of other Options to purchase Stock under the Plan.

     5. ELIGIBILITY FOR PARTICIPATION. All Non-Employee Directors in office on the Grant Date in each year shall, without further qualification, be eligible to receive Options under the Plan.

     6. GRANT OF OPTIONS.

     (a) On the Grant Date, each Non-Employee Director shall be granted, without the exercise of discretion by any person or persons, an Option under the Plan to purchase 3,000 shares of Stock. Such number of shares is subject to adjustment upon changes in capitalization as provided in Section 12.

     (b) In the event that, as of a Grant Date in any year that the Plan is in effect, there are not sufficient shares available under the Plan to allow for the grant to each Non-Employee Director of an Option for the number of shares provided herein, each Non-Employee Director shall receive an Option for his or her pro-rata share of the total number of shares of Stock remaining available under the Plan.

     7. TERM OF OPTIONS. No Option shall be exercisable after the expiration of ten (10) years from the date such Option is granted, subject to earlier termination as provided in Section 10.

     8. OPTION CERTIFICATE; EXERCISE OF OPTIONS.

     (a) Each Optionee shall receive an Option Certificate which sets forth the terms of the Option. Except as otherwise provided in Section 10 with respect to retirement, death or disability, each Optionee shall agree, through the Option Certificate, to remain on the Board for a period of at least one (1) year from the Grant Date. The right to exercise the Option shall not accrue until such period of service is completed. Each Option to purchase shares of Stock under the Plan shall become exercisable in full as of, and except as otherwise provided herein shall not be exercisable prior to, the date which is one year following the Grant Date of such Option; provided, however, that anything elsewhere in the Plan to the contrary notwithstanding, upon a Change in Control of the Corporation, all outstanding unexercised Options granted under the Plan, whether or not then exercisable, shall become fully exercisable.

     (b) The per share exercise price of each Option granted hereunder shall be the Fair Market Value of a share of Stock on the Grant Date. The exercise price of options will be subject to adjustment in accordance with Section 12.

     (c) An Option may be exercised by giving written notice of exercise to the Corporation specifying the number of shares of Stock to be purchased and by paying the purchase price in full in cash, in Stock, or in a combination of cash and Stock in an amount determined by the Fair Market Value of the Stock on the date of exercise; provided, however, that any Stock so tendered in payment must have been held by the Optionee for a period of not less than six (6) months prior to such tender in payment. Upon or following such exercise, but no later than the time certificates for or other evidences of the purchased shares are delivered, the Optionee shall pay the Corporation therefor the full purchase price of the shares purchased, and certificates or other evidences therefor shall be delivered promptly by the Corporation.

     (d) Appropriate provision shall be made for all taxes the Corporation determines to be required to be withheld in connection with the exercise of any Option under the laws or other regulations of any governmental authority, whether federal, state or local and whether domestic or foreign. The Option Certificate may provide that, in the event an Optionee is required to pay to the Corporation any amount to be withheld in connection with the exercise of an Option, the Optionee may satisfy such obligation, in whole or in part, by electing to have the Corporation withhold a portion of the shares of Stock to be received upon the exercise of the Option, otherwise issuable to the Optionee upon such exercise, having a value equal to the amount to be withheld (or such portion thereof as the Optionee may elect). The value of the shares to be withheld shall be their Fair Market Value on the date that the amount of tax to be withheld is to be determined. Any election by an Optionee to have shares withheld under this subsection shall be subject to such terms and conditions as the Committee may specify.

     (e) An Optionee shall have none of the rights of a stockholder of the Corporation with respect to shares of Stock subject to any Option until the Option has been exercised and such shares have been issued and registered on the Corporation's transfer books.

     9. NONASSIGNABILITY OF OPTIONS. No Option to purchase shares of Stock under the Plan shall be transferable by an Optionee other than by will or by the laws of descent and distribution of the state of such Optionee's domicile at the time of death. An Option shall be exercisable during the lifetime of an Optionee only by him.

     10. RIGHTS IN THE EVENT OF TERMINATION OF SERVICE OR DEATH OR DISABILITY OF OPTIONEE. Upon termination of an Optionee's service as a Non-Employee Director for any reason other than retirement, death, or permanent and total disability, the Option rights of such Optionee, both accrued and nonaccrued, under any then outstanding Option to purchase shares of Stock shall terminate immediately upon such termination of service. Upon termination of an Optionee's service as a Non-Employee Director by reason of retirement, and if the Optionee shall have given prior written notice of intent to retire, all Options to purchase shares of Stock not theretofore exercised or terminated, shall become exercisable in full beginning on such retirement date and ending on the earlier of the expiration date of the Option or on the day which is sixty (60) months after such retirement date. In the event that an Optionee shall die while serving as a director of the Corporation, or following retirement while he is eligible to exercise Options to purchase shares of Stock under the provisions of the preceding sentence, Options held by him at the date of death shall become exercisable in full by the person or persons to whom the Optionee's rights pass by will or by the laws of descent and distribution. All such Options to purchase shares of Stock shall be exercisable at any time within one (1) year after the date of such death, but in no event shall any such Option be exercisable after the expiration of ten (10) years from its Grant Date. In the event that an Optionee becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code), all Options granted prior to such disability date shall become exercisable in full beginning on such disability date and ending on the expiration date of the Option.

     11. REGULATORY APPROVALS AND LISTING. The Corporation shall not be required to issue any certificate or certificates for shares of Stock upon exercise of an Option granted under the Plan prior to (a) the obtaining of any approval from any governmental agency which the Corporation shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on any securities exchange on which the Corporation's Stock may be listed, and (c) the completion of any registration or other qualification of such shares of Stock under any state or federal law or ruling or regulations of any governmental body which the Corporation shall, in its sole discretion, determine to be necessary or advisable. As a condition precedent to the grant of any Option or the issuance or transfer of shares pursuant to the exercise of any Option, the Corporation may require the Optionee to take any reasonable action to meet such requirements or to obtain such approvals.

     12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of a capital adjustment resulting from a Stock dividend, Stock split, recapitalization, reorganization, merger, consolidation, liquidation, or a combination or exchange of Stock, the number of shares of Stock subject to the Plan, the number of shares of Stock under Option, and the number and kind of shares of other stock that may be substituted or exchanged for shares of Stock in the capital adjustment, shall be adjusted in a manner consistent with such capital adjustment. The price of any shares under outstanding Options shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of any such Option.

     13. AMENDMENT OR TERMINATION OF THE PLAN. The Board shall have the right to amend, terminate or suspend the Plan at any time, provided that no amendment for which stockholder approval is necessary in order to comply with applicable legal requirements shall be effective unless first approved by the holders of a majority of the total number of shares of Stock of the Corporation represented and voted at a meeting at which a quorum is present.

     14. EFFECTIVE DATE AND TERM OF THE PLAN. The Plan was adopted by the Board on February 9, 1998, and shall become effective on April 1, 1998 upon approval by the holders of a majority of shares of Stock present and voting at the Corporation's annual meeting of stockholders held on April 1, 1998 or any adjournment thereof. No Options may be granted under the Plan subsequent to April 1, 2008, but the term of Options theretofore granted may extend beyond that date.

     15. CONTINUED RIGHT TO SERVE AS A DIRECTOR. Nothing in the Plan (including the grant of any Option pursuant to the Plan) shall confer on any Non-Employee Director any right to continue as a director or in any other capacity with the Corporation or any Subsidiary, or interfere in any way with the right of the Corporation or any Subsidiary to terminate his service as a director at any time with or without assigning a cause therefor.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN ITEM 1 AND "FOR" THE PROPOSALS IN ITEMS 2 AND 3. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD'S RECOMMENDATIONS.


   1. ELECTION OF DIRECTORS:
                                                      FOR       WITHELD
   01  B.F. BAILAR         02  E.M. CARPENTER         ALL       FOR ALL                                    FOR    AGAINST  ABSTAIN
   03  E. CLARK            04  G.H. HINER             [ ]         [ ]           2. TO APPROVE THE 1998    [   ]    [   ]    [   ]
   05  J.M. MAGLIOCHETTI   06  M.R. MARKS                                          DIRECTORS' STOCK
   07  S.J. MORCOTT        08  R.B. PRIORY                                         OPTION PLAN
   09  J.D. STEVENSON      10  T.B. SUMNER, JR.

                                                                                 3. TO RATIFY PRICE       [   ]    [   ]    [   ]
TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE,                                      WATERHOUSE AS
WRITE HIS OR HER NAME ON THIS LINE:                                                 THE COMPANY'S
                                                                                    ACCOUNTANTS
------------------------------------------------------

                                                                                 COMMENTS/ADDRESS CHANGE

                                                                                 Please mark this box if you have
                                                                                 written comments/address change
                                                                                 on the reverse side.              [   ]

Signature(s)  _________________________________________________________________________________          Date ______________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                                  O    FOLD AND DETACH HERE    O



    P R O X Y                     DANA CORPORATION

                   ANNUAL MEETING OF STOCKHOLDERS ON APRIL 1, 1998
                      PROXY SOLICITED BY THE BOARD OF DIRECTORS

                 Martin J. Strobel, Mark A. Smith, Jr., Sue A. Griffin,
            Pamela W. Fletcher, Allen C. Goolsby, III and Louanna O. Heuhsen, or any of them, the action of a majority of them voting to be controlling, are appointed attorneys, agents and proxies of the undersigned, with full power of substitution, to vote as indicated on the reverse side hereof and in their discretion upon such other business as may properly come before the Annual Meeting, all the shares of Common Stock of the undersigned in Dana Corporation at the Annual Meeting of Stockholders, to be held at Riverfront Plaza, East Tower (20th Floor), 951 East Byrd Street, Richmond, Virginia on April 1, 1998, at 10:00 a.m. (EST), and at any adjournments.

                 For those participants who hold accounts with Common
            Stock through the Dana Corporation Amended and Restated Employees' Stock Purchase Plan: The undersigned instructs The Fifth Third Bank, as Custodian and/or Trustee for the Plan, to vote all shares or fractions of shares credited to the undersigned's account as of the latest available processing date on or before February 13, 1998, as directed on the reverse side of this proxy. Those shares for which no directions are received will be voted by the Custodian and/or Trustee in its sole and absolute discretion.

                 This proxy revokes all proxies previously given by the
            undersigned to any persons to vote at this Annual Meeting or at any adjournment.

                 TO FOLLOW THE BOARD OF DIRECTORS' RECOMMENDATIONS, SIGN,
            DATE AND MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE.

                 (This Proxy is continued on the reverse side)

                              FOLD AND DETACH HERE

                                                               [X]                            PLEASE MARK
                                                                                YOUR VOTES AS INDICATED IN THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN ITEM 1 AND "FOR" THE PROPOSALS IN ITEMS 2 AND 3. UNLESS
OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD'S RECOMMENDATIONS.

1. ELECTION OF DIRECTORS:

                                                            FOR    WITHELD
          01  B.F. BAILAR         02  E.M. CARPENTER        ALL    FOR ALL                                  FOR   AGAINST   ABSTAIN
          03  E. CLARK            04  G.H. HINER            [ ]      [ ]          2. TO APPROVE THE 1998    [ ]     [ ]       [ ]
          05  J.M. MAGLIOCHETTI   06  M.R. MARKS                                     DIRECTORS' STOCK
          07  S.J. MORCOTT        08  R.B. PRIORY                                    OPTION PLAN
          09  J.D. STEVENSON      10  T.B. SUMNER, JR.
                                                                                  3. TO RATIFY PRICE        [ ]     [ ]       [ ]
                                                                                     WATERHOUSE AS THE
TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE,                                       COMPANY'S ACCOUNTANTS
WRITE HIS OR HER NAME ON THIS LINE:

---------------------------------------------------------------
PLEASE SIGN NAME AND TITLE

--------------------------------------------------------------------------------
   ***IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW***
--------------------------------------------------------------------------------

                                                                                  Date                /                    /19
                                                                                      -------------------------------------

                                                                                  -----------------------------------------
                                                                                  Signature

                                                                                  -----------------------------------------
                                                                                  Signature, if Jointly held

                                                                                  If acting as Attorney, Executor,
                                                                                  Trustee or in any other
                                                                                  representative capacity, please
                                                                                  sign name and title


                             FOLD AND DETACH HERE

                          VOTE BY TELEPHONE

                          QUICK *** EASY *** IMMEDIATE
           1. Dial 1-800-840-1208 as shown in the lower left-hand corner of this form.
           2. When prompted, enter the Control Number located in the box in the lower right-hand corner of this form.
           3. Vote your shares as follows:
                     OPTION #1: To vote as the Board of Directors
                                recommends on ALL proposals, Press 1.
                                WHEN ASKED, PLEASE CONFIRM YOUR VOTE
                                BY PRESSING 1.
                     OPTION #2: If you choose to vote on each
                                proposal separately, Press 0.
                                You will hear these instructions:
                                Proposal 1: To vote FOR ALL nominees,
                                Press 1.
                                             To WITHHOLD FOR ALL
                                nominees, Press 9.
                                             To withhold FOR AN
                                INDIVIDUAL nominee, Press 0 and
                                listen
                                                   to the
                                instructions.
                                Proposal 2: To vote FOR, Press 1;
                                AGAINST, Press 9; ABSTAIN, Press 0.
                                The Instructions are the same for all
                                remaining proposals.
                               WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

           PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF YOU VOTED BY PHONE

       CALL ** TOLL FREE ** ON A TOUCH TONE TELEPHONE
             1-800-840-1208- ANYTIME
             THERE IS NO CHARGE TO YOU FOR THIS CALL



    P R O X Y                     DANA CORPORATION

                   ANNUAL MEETING OF STOCKHOLDERS ON APRIL 1, 1998
                      PROXY SOLICITED BY THE BOARD OF DIRECTORS

                 Martin J. Strobel, Mark A. Smith, Jr., Sue A. Griffin,
            Pamela W. Fletcher, Allen C. Goolsby, III and Louanna O. Heuhsen, or any of them, the action of a majority of them voting to be controlling, are appointed attorneys, agents and proxies of the undersigned, with full power of substitution, to vote as indicated on the reverse side hereof and in their discretion upon such other business as may properly come before the Annual Meeting, all the shares of Common Stock of the undersigned in Dana Corporation at the Annual Meeting of Stockholders, to be held at Riverfront Plaza, East Tower (20th Floor), 951 East Byrd Street, Richmond, Virginia on April 1, 1998, at 10:00 a.m. (EST), and at any adjournments.

                 For those participants who hold accounts with Common
            Stock through the Dana Corporation Amended and Restated Employees' Stock Purchase Plan: The undersigned instructs The Fifth Third Bank, as Custodian and/or Trustee for the Plan, to vote all shares or fractions of shares credited to the undersigned's account as of the latest available processing date on or before February 13, 1998, as directed on the reverse side of this proxy. Those shares for which no directions are received will be voted by the Custodian and/or Trustee in its sole and absolute discretion.

                 This proxy revokes all proxies previously given by the
            undersigned to any persons to vote at this Annual Meeting or at any adjournment.

                 TO FOLLOW THE BOARD OF DIRECTORS' RECOMMENDATIONS, SIGN,
            DATE AND MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, OR VOTE BY TELEPHONE (SEE INSTRUCTIONS ON REVERSE SIDE).

       (Continued and to be marked, dated and signed, on the other side)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

    ----------------------------------------------------------------

                                DANA CORPORATION
                                 P.O. BOX 1000
                               TOLEDO, OHIO 43697

           LOGO

                            YOUR VOTE IS IMPORTANT!

                        YOU CAN VOTE IN ONE OF TWO WAYS:

           1. Call toll free 1-800-840-1208 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       or

           2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                  PLEASE VOTE

                Your prompt response will assure a quorum at the Annual Meeting and save Dana the expense of further solicitation of proxies.

                                          Martin J. Strobel
                                          Secretary